NASDAQ-100® FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 98.0%

Cadence Design Systems,

Inc.*†

81,420

$

822,342

INFORMATION TECHNOLOGY 62.8%

Logitech International SA*†

24,180

648,024

VeriSign, Inc.*†

8,750

330,750

Apple, Inc.*

517,200

$

86,599,968

Citrix Systems, Inc.*†

10,032

295,041

Qualcomm, Inc.

871,107

38,651,018

Tellabs, Inc.*†

16,570

77,051

Microsoft Corp.

1,318,826

36,280,903

Telefonaktiebolaget LM

Google, Inc. — Class A*

59,640

31,395,689

Ericsson — SP ADR†

4,930

51,272

Research In Motion Ltd.*†

232,470

27,175,743

Intel Corp.

961,500

20,653,020

Oracle Corp.*

865,810

18,182,010

Total Information Technology

418,747,650

Cisco Systems, Inc.*

774,290

18,009,985

Adobe Systems, Inc.*†

275,853

10,865,850

HEALTH CARE 15.1%

eBay, Inc.*

381,534

10,427,324

Gilead Sciences, Inc.*†

413,800

21,910,710

Symantec Corp.*†

471,970

9,132,619

Genzyme Corp.*†

175,700

12,653,914

Dell, Inc.*†

327,910

7,174,671

Celgene Corp.*

164,840

10,528,331

Linear Technology Corp.†

207,362

6,753,780

Teva Pharmaceutical

Fiserv, Inc.*†

142,216

6,452,340

Industries Ltd. — SP

Yahoo!, Inc.*†

290,536

6,002,474

ADR†

215,250

9,858,450

CA, Inc.

238,435

5,505,464

Biogen Idec, Inc.*†

168,378

9,410,646

Broadcom Corp. — Class

Express Scripts, Inc.*†

127,540

7,999,309

A*†

199,640

5,448,176

Amgen, Inc.*

169,240

7,981,358

Marvell Technology Group

Intuitive Surgical, Inc.*†

17,840

4,806,096

Ltd.*

301,226

5,319,651

Henry Schein, Inc.*†

89,987

4,640,630

Juniper Networks, Inc.*†

235,158

5,215,804

Hologic, Inc.*†

186,630

4,068,534

Activision, Inc.*†

147,720

5,032,820

DENTSPLY International,

Nvidia Corp.*†

258,215

4,833,785

Inc.†

92,400

3,400,320

Xilinx, Inc.†

172,120

4,346,030

Cephalon, Inc.*†

26,510

1,767,952

Cognizant Technology

Vertex Pharmaceuticals,

Solutions Corp. — Class

Inc.*†

26,260

878,922

A*†

127,861

4,156,761

Amylin Pharmaceuticals,

Paychex, Inc.†

121,040

3,786,131

Inc.*†

14,080

357,491

Electronic Arts, Inc.*†

75,700

3,363,351

Sepracor, Inc.*†

6,278

125,058

Flextronics International

Ltd.*†

357,680

3,362,192

Total Health Care

100,387,721

Altera Corp.†

159,060

3,292,542

Akamai Technologies, Inc.*†

94,590

3,290,786

Baidu.com - SP ADR*†

10,447

3,269,493

CONSUMER DISCRETIONARY 11.8%

Applied Materials, Inc.†

157,190

3,000,757

Comcast Corp. — Class A†

636,150

12,067,765

Autodesk, Inc.*†

85,380

2,886,698

DIRECTV Group, Inc.*

409,920

10,621,027

Microchip Technology, Inc.†

89,054

2,719,709

Amazon.com, Inc.*†

120,560

8,840,665

NetApp, Inc.*†

117,960

2,555,014

Starbucks Corp.*†

417,750

6,575,385

Sun Microsystems, Inc.*†

214,280

2,331,366

DISH Network Corp. —

Intuit, Inc.*†

82,610

2,277,558

Class A*†

182,410

5,340,965

Check Point Software

Sears Holdings Corp.*†

60,090

4,426,229

Technologies Ltd.*†

85,110

2,014,554

Staples, Inc.†

174,950

4,155,062

Infosys Technologies Ltd. —

Wynn Resorts Ltd.†

46,050

3,746,168

SP ADR†

39,760

1,727,970

Garmin Ltd.†

81,411

3,487,647

KLA-Tencor Corp.†

40,210

1,636,949

Apollo Group, Inc. — Class

SanDisk Corp.*†

74,450

1,392,215

A*†

63,050

2,790,593

IAC/ InterActiveCorp*†

138,880

2,677,606

1

NASDAQ-100® FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Shares

Value

Liberty Global, Inc. — Class

Leap Wireless International,

A*†

81,990

$

2,576,946

Inc. — Class B*†

26,070

$

1,125,442

Liberty Media Corp -

Interactive*†

164,750

2,431,710

Total Telecommunication Services

11,427,660

Petsmart, Inc.†

115,084

2,295,926

Focus Media Holding — SP

ADR*†

56,180

1,557,310

MATERIALS 0.5%

Bed Bath & Beyond, Inc.*†

52,700

1,480,870

Steel Dynamics, Inc.†

86,140

3,365,490

Virgin Media, Inc.†

95,110

1,294,447

Sigma-Aldrich Corp.

3,300

177,738

Sirius Satellite Radio, Inc.*†

649,990

1,247,981

Expedia, Inc.*†

57,221

1,051,722

Total Materials

3,543,228

Ross Stores, Inc.†

6,630

235,498

ENERGY 0.1%

Total Consumer Discretionary

78,901,522

Patterson-UTI Energy, Inc.†

12,500

450,500

INDUSTRIALS 4.2%

Total Energy

450,500

CH Robinson Worldwide,

Inc.†

113,920

6,247,373

Total Common Stocks

Paccar, Inc.†

115,770

4,842,659

(Cost $385,706,444)

653,730,138

Foster Wheeler Ltd.*†

59,700

4,367,055

Fastenal Co.†

82,070

3,542,141

SECURITIES LENDING COLLATERAL 26.7%

Expeditors International of

Washington, Inc.†

68,300

2,936,900

Mount Vernon Securities

Joy Global, Inc.†

31,347

2,377,043

Lending Trust Prime

Ryanair Holdings PLC — SP

Portfolio

177,955,129

177,955,129

ADR*†

59,540

1,707,012

Stericycle, Inc.*†

26,440

1,366,948

Total Securities Lending Collateral

UAL Corp.†

86,380

450,903

(Cost $177,955,129)

177,955,129

Monster Worldwide, Inc.*

10,960

225,886

Cintas Corp.†

4,910

130,164

Face

Amount

Total Industrials

28,194,084

REPURCHASE AGREEMENTS 1.8%

Collateralized by obligations of

CONSUMER STAPLES 1.8%

the U.S. Treasury or U.S.

Costco Wholesale Corp.†

135,020

9,470,303

Government Agencies

Whole Foods Market, Inc.†

80,930

1,917,231

Hansen Natural Corp.*†

23,950

690,239

Mizuho Financial Group, Inc.

issued 06/30/08 at 1.75% due

07/01/08

$

9,840,169

9,840,169

Total Consumer Staples

12,077,773

Morgan Stanley issued

06/30/08 at 1.70% due

TELECOMMUNICATION SERVICES 1.7%

07/01/08

1,135,404

1,135,404

Millicom International

Lehman Brothers Holdings,

Cellular SA†

41,570

4,302,495

Inc. issued 06/30/08 at 0.25%

NII Holdings, Inc. — Class

due 07/01/08††

1,132,297

1,132,297

B*†

87,120

4,137,329

Level 3 Communications,

Total Repurchase Agreements

Inc.*†

631,320

1,862,394

(Cost $12,107,870)

12,107,870

2

NASDAQ-100® FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Value

Total Investments 126.5%

(Cost $575,769,443)

$

843,793,137

_________

Liabilities in Excess of Other

Assets – (26.5)%

$   (176,533,931)

_________

Net Assets – 100.0%

$

667,259,206

Unrealized

Contracts

Loss

Futures Contracts Purchased

September 2008 Nasdaq 100

Index Mini Futures Contracts

(Aggregate Market Value of

Contracts $3,722,860)

101 $

________

(1,586)

Units

Equity Index Swap Agreements

Goldman Sachs International

June 2008 Nasdaq 100 Index

Swap, Terminating

06/30/08**

(Notional Market Value

$6,056,970)

3,297 $

(230,952)

Lehman Brothers Finance S.A.

September 2008 Nasdaq 100

Index Swap, Terminating

09/16/08**

(Notional Market Value

$3,504,990)

1,908

________

(249,787)

(Total Notional Market Value $9,561,960)

$

________

(480,739)

*

Non-Income Producing Security.

Total Return based on Nasdaq 100 Index +/- financing at a

**

variable rate.

†

All or a portion of this security is on loan at June 30, 2008.

††

All or a portion of this security is pledged as equity swap

index collateral at June 30, 2008.

ADR – American Depository Receipt.

3